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                                   EXHIBIT 23

                        CONSENT OF INDEPENDENT AUDITORS



The Board of Directors and Stockholders of
Intercargo Corporation:

We consent to incorporation by reference in registration statements No. 33-56426 and No. 33-68410 on Form S-8 of Intercargo Corporation and registration statement No. 33-69966 on Form S-3 of Intercargo Corporation, of our report dated March 28, 1996, relating to the consolidated balance sheets of Intercargo Corporation and subsidiaries as of December 31, 1995 and 1994, and the related consolidated statements of income, stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1995, and all related schedules, which report appears in the December 31, 1995 annual report on Form 10-K of Intercargo Corporation.

As discussed in note 1 to the consolidated financial statements, the Company changed its method of accounting for investments to adopt the provisions of the Financial Accounting Standards Board's Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities," at January 1, 1994.



KPMG Peat Marwick LLP


Chicago, Illinois
April 1, 1996